February 6, 2006


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs / Madams:

We have read Item 4.01 of Hugo International Telecom, Inc.'s Form 8-K/A (Amendment No. 1) dated September 1, 2005, and have the following comments:

1.   We agree with the statements made in paragraphs two, three and four.

2. We have no basis on which to agree or disagree with the statements made in paragraphs one and five.

Yours truly,



/s/ MAHONEY COHEN & COMPANY, CPA. P.C.
    New York, New York